PBF Logistics Declares Quarterly Distribution of $0.30 per Unit and
Announces First Quarter 2021 Earnings Results

•First quarter net income attributable to the limited partners of $37.2 million, or $0.59 per common unit, EBITDA attributable to PBFX of $57.9 million and Adjusted EBITDA of $59.0 million
•Strong base of contracted minimum volume commitments support 90% of $87.5 million total revenue
•Declares quarterly distribution of $0.30 per unit

PARSIPPANY, NJ – April 29, 2021 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced first quarter 2021 net income attributable to the limited partners of $37.2 million, or $0.59 per common unit. During the quarter, the Partnership generated cash from operations of $54.8 million, EBITDA attributable to PBFX of $57.9 million, Adjusted EBITDA of $59.0 million and distributable cash flow of $48.2 million. Included in reported results for the first quarter are $1.1 million, or $0.02 per common unit, of non-cash unit-based compensation expense and continued environmental remediation costs associated with the East Coast Terminals.

“PBF Logistics operated well during the first quarter of 2021. The Partnership’s consistent results and financial performance reflect the strength of relationship with our sponsor. Our focus continues to be on the health and safety of our employees and operations and providing high-quality, uninterrupted service to our customers,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “We announced a distribution of $0.30 per unit today and continued to reduce net leverage during the quarter. Going forward, we intend to remain conservative in our capital allocation and focus on strengthening the balance sheet.”

As of March 31, 2021, the Partnership had approximately $355.0 million of liquidity, including approximately $44.0 million in cash and cash equivalents, and access to approximately $311.0 million under its revolving credit facility.

PBF Logistics Declares Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.30 per common unit. The distribution is payable on May 27, 2021, to unitholders of record at the close of business on May 13, 2021.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration attributable to PBFX, which excludes results of acquisitions from affiliates of PBF Energy prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI Operations LLC (“CPI”), (the “Contingent Consideration”)). The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. The Partnership defines distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

For additional information on the Partnership’s non-GAAP financial measures, including reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP, refer to the supplemental information provided in “Results of Operations” and the Earnings Release Tables included herein.

Conference Call Information
The Partnership will host a conference call and webcast regarding quarterly results and other business matters on Thursday, April 29, 2021, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 407-8029 or (201) 689-8029. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate any potential future acquisitions, the Partnership’s plans for financing any potential future acquisitions, the duration and severity of the COVID-19 pandemic, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Business Developments

COVID-19

The outbreak of the coronavirus disease 2019 (“COVID-19”) pandemic continues to negatively impact worldwide economic and commercial activity and financial markets, as well as global demand for petroleum and petrochemical products. The COVID-19 pandemic and resulting governmental and consumer responses have also resulted in significant business and operational disruptions, including business and school closures, supply chain disruptions, travel restrictions, stay-at-home orders and limitations on the availability of workforces. Such impacts have resulted in revenue declines due to lower demand and throughput volumes across certain of our facilities, which may continue to affect our business for the foreseeable future. In response to the COVID-19 pandemic, we are taking steps to mitigate potential adverse impacts on our business and operations by limiting capital expenditures, reducing discretionary activities and third-party services and lowering our quarterly distribution to our minimum quarterly distribution of $0.30 per unit. This distribution reduction, effective with the distribution for the first quarter of 2020 that was paid on June 17, 2020, represents a strategic shift to build our cash flow coverage, de-lever our business and increase our financial resources as we continue to identify potential organic growth projects or strategic acquisitions. In addition, our parent sponsor and largest customer, PBF Energy Inc. (“PBF Energy”), has endeavored to take the necessary steps to preserve liquidity and solidify its operations under the adverse market conditions caused by the COVID-19 pandemic. Despite the measures we and PBF Energy have taken, we and PBF Energy have been, and likely will continue to be, adversely impacted by the COVID-19 pandemic. We are unable to predict the ultimate outcome of the economic impact and can provide no assurance that measures taken to mitigate the impact of the COVID-19 pandemic will be effective.

The full extent to which the COVID-19 pandemic impacts our business and operations, or that of our parent sponsor, is unknown and will depend on the severity, location and duration of the effects and spread of COVID-19, the effectiveness of the vaccine programs and the other actions undertaken by national, regional and local governments and health officials to contain the virus or treat its effects, related consumer responses and how quickly and to what extent economic conditions improve and normal business and operating conditions resume.

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to our EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow (each as defined below) for the three months ended March 31, 2021 and 2020.

Our results of operations may not be comparable to our historical results of operations due to certain debt transactions and our annual inflation adjustment to our commercial agreements. Additionally, our results may not be comparative to prior periods due to the impact of the COVID-19 pandemic on our business, including lower throughput volumes at our terminals, as the industry reacts to the related economic downturn and volatile commodity market.

Furthermore, our results of operations may not be comparable to our historical results of operations due to the termination of the CPI Processing Agreement (as defined below). In connection with our acquisition of CPI Operations LLC (“CPI”) from Crown Point International LLC, the purchase and sale agreement included an earn-out provision related to an existing commercial agreement (the “CPI Processing Agreement”), based on the future results of certain acquired idled assets, which recommenced operations in October 2019. In the third quarter of 2020, pursuant to the terms of the CPI Processing Agreement, the counterparty exercised its right to terminate the contract at the conclusion of the initial contract year, effective in the fourth quarter of 2020 (the “CPI Contract Termination”). While we have subsequently agreed with the counterparty to extend certain of the originally contracted services under the CPI Processing Agreement into the second quarter of 2021, the limited nature of these services has affected the comparability of our results of operations, specifically within our Storage segment, on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI (the “Contingent Consideration”)). We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by dividing distributable cash flow by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended March 31,
	2021	2020
Revenue (a):
Affiliate	$75,933	$75,543
Third-party	11,572	17,486
Total revenue	87,505	93,029

Costs and expenses:
Operating and maintenance expenses (a)	25,048	29,501
General and administrative expenses	4,464	4,387
Depreciation and amortization	9,405	11,282
Change in contingent consideration	655	206
Total costs and expenses	39,572	45,376

Income from operations	47,933	47,653

Other expense:
Interest expense, net	(10,287)	(11,849)
Amortization of loan fees and debt premium	(429)	(439)
Accretion on discounted liabilities	(6)	(552)
Net income attributable to PBF Logistics LP unitholders	$37,211	$34,813

Net income per limited partner unit (g):
Common units - basic	$0.59	$0.56
Common units - diluted	0.59	0.56

Weighted-average limited partner units outstanding (g):
Common units - basic	62,646,664	62,370,927
Common units - diluted	62,780,594	62,473,094

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except barrel and per unit data)

	Three Months Ended March 31,
	2021	2020
Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	219,870	300,392
Lease tank capacity (average lease capacity barrels per month) (d)	2,490,334	2,051,043
Pipelines
Total throughput (bpd) (b)(d)	153,463	162,527
Lease tank capacity (average lease capacity barrels per month) (d)	1,033,760	1,147,823

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	7,605,161	7,607,643
Total throughput (bpd) (b)(d)	7,873	25,254

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$54,822	$18,647
Investing activities	(1,254)	(6,080)
Financing activities	(45,886)	68,490
Net change in cash and cash equivalents	$7,682	$81,057

Other Financial Information:
EBITDA attributable to PBFX (c)	$57,923	$56,309
Adjusted EBITDA (c)	$58,996	$57,938
Distributable cash flow (c)	$48,178	$40,775
Quarterly distribution declared per unit (e)	$0.30	$0.30
Distributions (e):
Common	$18,924	$18,844
Total distributions	$18,924	$18,844
Coverage ratio (c)	2.54x	2.16x
Capital expenditures	$1,254	$6,080

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	March 31,	December 31,
Balance Sheet Information:	2021	2020
Cash and cash equivalents (f)	$43,966	$36,284
Property, plant and equipment, net	814,335	820,174
Total assets	932,837	933,552
Total debt (f)	706,274	720,845
Total liabilities	746,331	766,335
Partners’ equity	186,506	167,217
Total liabilities and equity	932,837	933,552

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$37,211	$34,813
Interest expense, net	10,287	11,849
Amortization of loan fees and debt premium	429	439
Accretion on discounted liabilities	6	552
Change in contingent consideration	655	206
Depreciation and amortization	9,405	11,282
EBITDA	57,993	59,141
Less: Earnings attributable to the CPI earn-out	70	2,832
EBITDA attributable to PBFX	57,923	56,309
Non-cash unit-based compensation expense	989	1,302
Cash interest	(10,346)	(11,988)
Maintenance capital expenditures attributable to PBFX	(388)	(4,848)
Distributable cash flow	$48,178	$40,775

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$54,822	$18,647
Change in operating assets and liabilities	(6,127)	29,947
Interest expense, net	10,287	11,849
Non-cash unit-based compensation expense	(989)	(1,302)
EBITDA	57,993	59,141
Less: Earnings attributable to the CPI earn-out	70	2,832
EBITDA attributable to PBFX	57,923	56,309
Non-cash unit-based compensation expense	989	1,302
Cash interest	(10,346)	(11,988)
Maintenance capital expenditures attributable to PBFX	(388)	(4,848)
Distributable cash flow	$48,178	$40,775

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$37,211	$34,813
Interest expense, net	10,287	11,849
Amortization of loan fees and debt premium	429	439
Accretion on discounted liabilities	6	552
Change in contingent consideration	655	206
Depreciation and amortization	9,405	11,282
EBITDA	57,993	59,141
Less: Earnings attributable to the CPI earn-out	70	2,832
EBITDA attributable to PBFX	57,923	56,309
Acquisition and transaction costs	—	95
Non-cash unit-based compensation expense	989	1,302
East Coast Terminals environmental remediation costs	84	232
Adjusted EBITDA	$58,996	$57,938

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended March 31, 2021
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$71,477	$16,028	$—	$87,505
Depreciation and amortization	7,235	2,170	—	9,405
Income (loss) from operations	46,609	5,788	(4,464)	47,933
Other expense	—	—	10,722	10,722
Capital expenditures	1,055	199	—	1,254

	Three Months Ended March 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$70,243	$22,786	$—	$93,029
Depreciation and amortization	7,072	4,210	—	11,282
Income (loss) from operations	41,268	10,772	(4,387)	47,653
Other expense	—	—	12,840	12,840
Capital expenditures	3,626	2,454	—	6,080

	Balance at March 31, 2021
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$698,027	$196,640	$38,170	$932,837

	Balance at December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$715,308	$200,130	$18,114	$933,552

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - As a result of the CPI Contract Termination, effective in the fourth quarter of 2020, our revenues, specifically within or Storage segment, have decreased on a year-over-year basis.

In addition, our results may not be comparative to prior periods due to the impact of the COVID-19 pandemic on our business, including lower throughput at our terminals, as the industry reacts to the related economic downturn and volatile commodity markets.

(b)	Calculated as the sum of the average throughput per day for each asset group for the periods presented.

(c)	See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d)	Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)	On April 29, 2021, we announced a quarterly cash distribution of $0.30 per limited partner unit based on the results of the first quarter of 2021. The distribution is payable on May 27, 2021 to PBFX unitholders of record at the close of business on May 13, 2021. The total distribution amount includes the expected distributions to be made related to first quarter earnings.

(f)	Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of March 31, 2021 and December 31, 2020 was $662,308 and $684,561, respectively.

(g)	We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been, or will be, distributed to the limited partners.